              As filed with the Securities and Exchange Commission
                                 on May 16, 1996

                                                     Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             LANDAIR SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                 TENNESSEE                              62-1120025
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

            430 AIRPORT ROAD
         GREENEVILLE, TENNESSEE                           37745
(Address of Principal Executive Offices)                (Zip Code)


                             LANDAIR SERVICES, INC.
              AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                               RICHARD H. ROBERTS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             LANDAIR SERVICES, INC.
                                430 AIRPORT ROAD
                          GREENEVILLE, TENNESSEE 37745
                     (Name and address of agent for service)

                                 (423) 639-7196
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
      TITLE OF SECURITIES      AMOUNT TO BE         OFFERING PRICE              AGGREGATE                     AMOUNT OF
       TO BE REGISTERED         REGISTERED           PER SHARE (*)            OFFERING PRICE               REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
        $.01 per share            400,000              $14.375                  $5,750,000                     $1,982.75
- ---------------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on May 13, 1996.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Landair Services, Inc., a Tennessee corporation (the "Registrant"), for the Landair Services, Inc. Amended and Restated Stock Option and Incentive Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 33-77944) as filed with the Commission on April 21, 1994 is hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.      Interests of Named Experts and Counsel.

         Richard H. Roberts is Senior Vice President, General Counsel, Secretary and a director of the Registrant.

Item 8.   Exhibits.

         See Exhibit Index (page II-4)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on May 16, 1996.

                                  LANDAIR SERVICES, INC.


                                  By:  /s/ Scott M. Niswonger
                                       ----------------------------------------
                                       Scott M. Niswonger, Chairman,
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Scott M. Niswonger, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                                             CAPACITY                              DATE
             ----                                             --------                              ----
     /s/ Scott M. Niswonger                          Chairman, President and                     May 16, 1996
- ---------------------------------------              Chief Executive Officer
         Scott M. Niswonger                          (Principal Executive Officer)


     /s/ Edward W. Cook                              Chief Financial Officer, Senior             May 16, 1996
- ---------------------------------------              Vice President, Treasurer
         Edward W. Cook                              and Director (Principal Financial
                                                     and Accounting Officer)


      /s/ Bruce A. Campbell                          Executive Vice President,                   May 16, 1996
- ---------------------------------------              Chief Operating Officer
         Bruce A. Campbell                           and Director


     /s/ Richard H. Roberts                          Senior Vice President, General              May 16, 1996
- ---------------------------------------              Counsel, Secretary and Director
          Richard H. Roberts


                                                     Director                                    May   , 1996
- ---------------------------------------
         James A. Cronin, III


       /s/ Robert K. Gray                            Director                                    May 16, 1996
- ---------------------------------------
        Hon. Robert K. Gray


          /s/ Jack Kemp                              Director                                    May 16, 1996
- ---------------------------------------
         Hon. Jack Kemp


         /s/ Jorge L. Mas Canosa                     Director                                    May 16, 1996
- ---------------------------------------
     Hon. Jorge L. Mas Canosa

                                  EXHIBIT INDEX

Exhibit      Description
- -------      -----------
(a)4         Amended and Restated Stock Option and Incentive Plan

   5         Opinion of Counsel

  23.1       Consent of Ernst & Young LLP

  23.2       Consent of Counsel (included in Exhibit 5 above)

  24         Power of Attorney (included at page II-2 hereof)

(a)Filed as an exhibit to the registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 14, 1995.